As filed with the Securities and Exchange Commission on March 30, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SUNOCO LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	30-7040483
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

555 East Airtex Drive

Houston, Texas 77073

(832) 234-3600

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices

Robert W. Owens

Sunoco GP LLC

555 East Airtex Drive

Houston, Texas 77073

(832) 234-3600

(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

William N. Finnegan IV

Debbie P. Yee

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Units Representing Limited Partner Interests	24,052,631	(3)	$756,936,298	$76,223.49

(1)	Pursuant to Rule 416(a), the number of common units being registered shall be adjusted to include any additional common units that may become issuable as a result of any unit subdivision, split, combination or other reclassification.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the common units reported on the New York Stock Exchange on March 24, 2016.
(3)	The proposed maximum offering price per common unit will be determined from time to time by the selling unitholders in connection with, and at the time of, the sale by the selling unitholders of the securities registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling unitholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 30, 2016

PROSPECTUS

SUNOCO LP

24,052,631 Common Units

Representing Limited Partner Interests

Offered by the Selling Unitholders

Up to 24,052,631 of our common units may be offered from time to time by the selling unitholders named in this prospectus. The selling unitholders may sell the common units at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of methods. We will not receive any proceeds from the sale of common units by the selling unitholders.

Our common units are listed on the New York Stock Exchange under the symbol “SUN.”

Investing in our common units involves risks. Limited partnerships are inherently different from corporations. You should carefully consider the factors described under “Risk Factors” beginning on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2016.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling unitholders may, over time, offer and sell up to 24,052,631 of our common units. This prospectus generally describes Sunoco LP and our common units. Each time the selling unitholders offer common units with this prospectus, the selling unitholders will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. Before you invest in our common units, you should carefully read this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation By Reference,” as well as any additional information you may need to make your investment decision.

As used in this prospectus, the “Partnership,” “Sunoco,” “we,” “our,” “us” or similar terms refer to Sunoco LP (known prior to October 27, 2014 as Susser Petroleum Partners LP) and our consolidated subsidiaries, as applicable and appropriate. In this prospectus, (i) our “general partner” refers to Sunoco GP LLC, a Delaware limited liability company and the general partner of the Partnership; (ii) “ETE” refers to Energy Transfer Equity, L.P., a Delaware limited partnership that owns and controls our general partner; (iii) “ETP” refers to Energy Transfer Partners, L.P., a Delaware limited partnership that, as of February 22, 2016, owns a 36.4% limited partner interest in us; (iv) “Susser” refers to Susser Holdings Corporation, a Delaware corporation and our indirect wholly owned subsidiary; (v) “Sunoco Inc.” refers to Sunoco, Inc., a Pennsylvania corporation and an indirect wholly owned subsidiary of ETP; (vi) “MACS” refers to our indirect wholly owned subsidiaries, Mid-Atlantic Convenience Stores, LLC, a Delaware limited liability company, and MACS Retail LLC, a Virginia limited liability company and its wholly owned subsidiary; (vii) “Aloha” refers to Aloha Petroleum, Ltd., a Hawaii corporation and our indirect wholly owned subsidiary; (viii) “PropCo” refers to Susser Petroleum Property Company LLC, a Delaware limited liability company and our indirect wholly owned subsidiary, which has elected to be treated as an association taxable as a corporation for federal and state income tax purposes; “Aloha LLC” refers to Aloha Petroleum LLC, a Delaware limited liability company, (ix) “Sunoco LLC” refers to Sunoco, LLC, a Delaware limited liability company in which we and ETP currently indirectly own a 31.58% and 68.42% economic interest, respectively, and a 50.1% and 49.9% voting interest, respectively; and (x) “SUN Retail” refers to Sunoco Retail LLC, a Pennsylvania limited liability company.

FORWARD-LOOKING STATEMENTS

This prospectus, including without limitation, our discussion and analysis of our financial condition and results of operations, and any information incorporated by reference, contains statements that we believe are “forward-looking” statements. Forward-looking statements generally can be identified by use of phrases such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “forecast” or other similar words or phrases. Descriptions of our objectives, goals, targets, plans, strategies, costs, anticipated capital expenditures, expected cost savings and benefits are also forward-looking statements. These forward-looking statements are based on our current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements, including:

•	our ability to make, complete and integrate acquisitions from affiliates or third parties, including the recently completed acquisitions of Susser, a 31.58% membership interest in Sunoco LLC, Aloha and MACS and the pending Acquisition (as defined herein);

•	the business strategy and operations of ETP and ETE, and ETP’s and ETE’s conflicts of interest with us;

•	changes in the price of and demand for the motor fuel that we distribute and our ability to appropriately hedge any motor fuel we hold in inventory;

•	our dependence on limited principal suppliers;

•	competition in the wholesale motor fuel distribution industry and convenience store industry;

•	changing customer preferences for alternate fuel sources or improvement in fuel efficiency;

•	environmental, tax and other federal, state and local laws and regulations;

•	the fact that we are not fully insured against all risks incident to our business;

•	dangers inherent in the storage and transportation of motor fuel;

•	our reliance on senior management, supplier trade credit and information technology;

•	our partnership structure, which may create conflicts of interest between us and our general partner and its affiliates, and limits the fiduciary duties of our general partner and its affiliates;

•	other risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 and the other reports we file with the SEC that are incorporated by reference in this prospectus; and

•	other risks set forth under the heading “Risk Factors” and certain factors discussed elsewhere in this prospectus.

The list of factors that could affect future performance and the accuracy of forward-looking statements is illustrative but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this prospectus are based on, and include, our estimates as of the date hereof. We anticipate that subsequent events and market developments will cause our estimates to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available in the future.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.

ABOUT SUNOCO LP

We are a growth-oriented Delaware master limited partnership engaged in the retail sale of motor fuels and merchandise through our company-operated convenience stores and retail fuel sites, as well as the wholesale distribution of motor fuels to convenience stores, independent dealers, commercial customers and distributors. Additionally, through our 31.58% membership interest in Sunoco LLC, we are the exclusive wholesale supplier of the iconic Sunoco branded motor fuel, supplying an extensive distribution network of approximately 5,000 Sunoco-branded company, third-party, and affiliate operated locations. We believe we are one of the largest independent motor fuel distributors by gallons in Texas and one of the largest distributors of Chevron, Exxon, and Valero branded motor fuel in the United States. In addition to distributing motor fuel, we also distribute other petroleum products such as propane and lube oil, and we receive rental income from real estate that we lease or sublease.

We purchase motor fuel primarily from independent refiners and major oil companies and, as of December 31, 2015, distributed it across more than 30 states throughout the East Coast, Midwest and Southeast regions of the United States, as well as Hawaii to:

•	approximately 900 company-operated convenience stores and fuel outlets, including 725 Stripes convenience stores;

•	438 Sunoco-operated convenience stores and retail fuel outlets, pursuant to the SUN R&M Distribution Contract (supplied by Sunoco LLC);

•	147 independently operated consignment locations where we sell motor fuel under consignment arrangements to retail customers;

•	5,323 convenience stores and retail fuel outlets operated by independent operators, which we refer to as “dealers,” or “distributors” pursuant to long-term distribution agreements (including 4,624 Sunoco branded dealers and distributors supplied by Sunoco LLC on a consolidated basis); and

•	approximately 1,930 other commercial customers, including unbranded convenience stores, other fuel distributors, school districts and municipalities and other industrial customers (including 373 supplied by Sunoco LLC on a consolidated basis).

For the year ended December 31, 2015, excluding the noncontrolling interest in Sunoco LLC, our wholesale business distributed approximately 2.7 billion gallons of motor fuel, including 346.4 million to our affiliate, SUN Retail. Additionally, for the year ended December 31, 2015, our retail business sold approximately 1.4 billion gallons of motor fuel through our company operated convenience stores.

During 2015, we completed strategic acquisitions of businesses that operate complementary motor fuel distribution and convenience retail stores. As a result of these acquisitions, we now operate approximately 900 convenience stores and fuel outlets in eight states, offering merchandise, food service, motor fuel and other services. Our retail stores operate under several brands, including our proprietary convenience store brands Stripes®, Aloha Island Mart®, and other retail locations acquired from MACS, most of which we intend to brand APlus® during 2016. We believe our combined retail and wholesale business model will make it possible for us to achieve an optimal return on our investment as we integrate new or acquired stores while minimizing overhead costs.

Our principal executive offices are located at 555 East Airtex Drive, Houston, Texas, 77073. Our phone number is (832) 234-3600.

For additional information as to our business, properties and financial condition, see “Where You Can Find More Information” and “Incorporation By Reference.”

Recent Developments

On November 15, 2015, we entered into a Contribution Agreement (the “Contribution Agreement”) with Sunoco LLC, Sunoco Inc., ETP Retail Holdings, LLC, an indirect wholly owned subsidiary of ETP (“ETP Retail”), our general partner and ETP. Pursuant to the terms of the Contribution Agreement, we agreed to acquire from ETP Retail, effective January 1, 2016, (a) 100% of the issued and outstanding membership interests of SUN Retail, an entity that will be formed by Sunoco, Inc. (R&M), an indirect wholly owned subsidiary of Sunoco Inc. (“SUN R&M”), prior to the closing of the transactions contemplated by the Contribution Agreement, and (b) 68.42% of the issued and outstanding membership interests of Sunoco LLC (the “Acquisition”). Pursuant to the terms of the Contribution Agreement, ETP has agreed to guarantee all of the obligations of ETP Retail under the Contribution Agreement.

Immediately prior to the closing, SUN Retail is expected to own all of the retail assets of SUN R&M, the ethanol plant located in Fulton, New York currently owned by SUN R&M, 100% of the issued and outstanding membership interests in Sunmarks, LLC, and all the retail assets of Atlantic Refining & Marketing Corp., a wholly owned subsidiary of Sunoco Inc.

Subject to the terms and conditions of the Contribution Agreement, at the closing of the Acquisition, we will pay to ETP Retail approximately $2.032 billion in cash, subject to certain working capital adjustments, and issue to ETP Retail 5,710,922 common units representing limited partner interests in the Partnership (the “Unit Consideration”). The Unit Consideration will be issued and sold to ETP Retail in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act. The Acquisition is expected to close on March 31, 2016, subject to customary closing conditions.

A significant portion of the cash consideration will be funded with the proceeds of a $2.035 billion senior secured term loan facility to be entered into concurrently with the closing of the pending Acquisition. In addition, in connection with the closing of the pending Acquisition, we will complete our sale of 2,263,158 common units to ETE pursuant to that certain common unit purchase agreement dated November 15, 2015, and will receive $64.5 million from such sale which we expect to use to repay borrowings under our revolving credit facility.

RISK FACTORS

An investment in our common units involves risks. Before you invest in our common units, you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and those that may be included in any applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included or incorporated by reference in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, we may be unable to pay distributions to our unitholders. As a result, the trading price of our common units could decline and you could lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common units by the selling unitholders.

DESCRIPTION OF OUR COMMON UNITS

The Common Units

The common units represent limited partner interests in Sunoco LP. The holders of common units are entitled to participate in partnership distributions and exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units and our general partner in and to partnership distributions, please read this section and “Cash Distribution Policy and Restrictions on Distributions.” For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read “The Partnership Agreement.”

Transfer Agent and Registrar

Computershare Trust Company, N.A. serves as registrar and transfer agent for the common units. We will pay all fees charged by the transfer agent for transfers of common units except the following that must be paid by unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

•	special charges for services requested by a common unitholder; and

•	other similar fees or charges.

There will be no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

The transfer agent may resign by notice to us or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

Common units are securities and are transferable according to the laws governing transfers of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly. Each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

•	gives the consents and approvals contained in our partnership agreement.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial owner’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS

Rationale for Our Cash Distribution Policy

Our partnership agreement requires us to distribute all of our available cash quarterly. Our cash distribution policy reflects a fundamental judgment that our unitholders generally will be better served by our distributing rather than retaining our available cash. Our partnership agreement generally defines available cash as cash on hand at the end of a quarter after the payment of expenses, less the amount of cash reserves established by our general partner to provide for the conduct of our business, to comply with applicable law, any of our debt instruments or other agreements or to provide for future distributions to our unitholders for any one or more of the next four quarters. Our available cash also may include, if our general partner so determines, all or any portion of the cash on hand immediately prior to the date of distribution of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter. Because we are not subject to an entity-level federal income tax, we expect to have more cash to distribute to our unitholders than would be the case if we were subject to entity-level federal income tax.

Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy

There is no guarantee that we will distribute quarterly cash distributions to our unitholders. We do not have a legal obligation to pay our minimum quarterly distribution or any other distribution except as provided in our partnership agreement. Our cash distribution policy may be changed at any time and is subject to certain restrictions and uncertainties, including the following:

•	Our cash distribution policy is subject to restrictions on distributions under our revolving credit facility and the indenture governing our senior notes, which contains financial tests and covenants that we must satisfy. Should we be unable to satisfy these covenants or if we are otherwise in default under our revolving credit facility, we will be prohibited from making cash distributions to you notwithstanding our stated cash distribution policy.

•	Our general partner has the authority to establish cash reserves for the prudent conduct of our business and for future cash distributions to our unitholders, and the establishment of or increase in those reserves could result in a reduction in cash distributions from levels we currently anticipate pursuant to our stated cash distribution policy. Our partnership agreement does not set a limit on the amount of cash reserves that our general partner may establish. Any decision to establish cash reserves made by our general partner in good faith will be binding on our unitholders.

•	Prior to making any distribution on our common units, we reimburse our general partner and its affiliates for all direct and indirect expenses they incur on our behalf pursuant to our partnership agreement. Our partnership agreement does not limit the amount of expenses for which our general partner and its affiliates may be reimbursed. Our partnership agreement provides that our general partner will determine in good faith the expenses that are allocable to us. The reimbursement of expenses and payment of fees, if any, to our general partner and its affiliates reduces the amount of available cash.

•	While our partnership agreement requires us to distribute all of our available cash, our partnership agreement, including the provisions requiring us to make cash distributions contained therein, may be amended. Our partnership agreement can be amended with the consent of our general partner and the approval of a majority of the outstanding common units (including common units held by our general partner and its affiliates such as ETP and its subsidiaries). As of February 22, 2016, ETP owned, directly or indirectly, approximately 34.6% of our limited partner interests. Please read “The Partnership Agreement—Amendment of the Partnership Agreement.”

•	Even if our cash distribution policy is not modified or revoked, the decisions regarding the amount of distributions to pay under our cash distribution policy and whether to pay any distribution are made by our general partner, taking into consideration the terms of our partnership agreement.

•	Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), we may not make a distribution if the distribution would cause our liabilities to exceed the fair value of our assets.

•	We may lack sufficient cash to pay distributions to our unitholders due to cash flow shortfalls attributable to a number of operational, commercial or other factors as well as increases in our operating or general and administrative expenses, principal and interest payments on our outstanding debt, tax expenses, working capital requirements or anticipated cash needs.

•	Our ability to make distributions to our unitholders depends on the performance of our subsidiaries and their ability to distribute cash to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, the provisions of existing and future indebtedness, applicable state partnership and limited liability company laws and other laws and regulations.

PROVISIONS OF OUR PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS

Set forth below is a summary of the significant provisions of our partnership agreement that relate to cash distributions.

Distributions of Available Cash

General

Our partnership agreement requires that, within 60 days after the end of each quarter we distribute all of our available cash to common unitholders of record on the applicable record date.

Definition of Available Cash

Available cash, for any quarter, generally consists of all cash and cash equivalents on hand at the end of that quarter:

•	less, the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law, any of our debt instruments or other agreements or any other obligation; or

•	provide funds for distributions to our unitholders for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for the payment of distributions unless it determines that the establishment of such reserves will not prevent us from distributing the minimum quarterly distribution on all common units for the current quarter);

•	plus, if our general partner so determines on the date of determination, all or any portion of the cash on hand immediately prior to the date of distribution of available cash for the quarter, including cash on hand resulting from working capital borrowings made after the end of the quarter.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash received by us after the end of the quarter but on or before the date of distribution of available cash for that quarter, including cash on hand resulting from working capital borrowings made after the end of the quarter, to pay distributions to unitholders. Under our partnership agreement, working capital borrowings are borrowings that are made under a credit agreement, commercial paper facility or similar financing arrangement with the intent to repay such borrowings within twelve months from sources other than additional working capital borrowings, and that are used solely for working capital purposes or to pay distributions to partners.

PropCo available cash generally consists of all cash and cash equivalents on hand derived from or attributable to (i) any distribution received by the Partnership from PropCo, or proceeds of any sale of the membership interests of PropCo received by the Partnership or (ii) any interest or principal payments received by the Partnership with respect to indebtedness of PropCo or its subsidiaries.

Intent to Distribute the Minimum Quarterly Distribution

We intend to distribute to our common unitholders at least the minimum quarterly distribution of $0.4375 per unit, or $1.75 on an annualized basis, to the extent we have sufficient cash from our operations after establishment of cash reserves and payment of fees and expenses, including payments to our general partner and its affiliates. However, there is no guarantee that we will pay the minimum quarterly distribution on our units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement.

Subordinated Units

Until the end of the subordination period on November 30, 2015, ETP owned, directly or indirectly, all of our subordinated units. The principal difference between our common units and subordinated units was that in any quarter during the subordination period, holders of the subordinated units were not entitled to receive any distribution until the common units had received the minimum quarterly distribution plus any arrearages in the payment of the minimum quarterly distribution from prior quarters.

The subordination period ended on November 30, 2015, the first business day after we earned and paid at least $1.75 (the minimum quarterly distribution on an annualized basis) on each outstanding common and subordinated unit for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date. Upon ending of the subordination period, the 10,939,436 subordinated units owned by subsidiaries of ETP converted into 10,939,436 common units on a one-for-one basis.

Class C Units

On January 1, 2016, we issued an aggregate of 16,410,780 Class C units (“Class C Units”) consisting of (i) 5,242,113 Class C Units that were issued to Aloha as consideration for the contribution by Aloha to an indirect wholly owned subsidiary of the Partnership of all of Aloha’s assets relating to the wholesale supply of fuel and lubricants; and (ii) 11,168,667 Class C Units that were issued to indirect wholly owned subsidiaries of the Partnership in exchange for all of the outstanding Class A Units held by such subsidiaries.

Our Class C Units are entitled to receive quarterly distributions at a rate of $0.8682 per Class C Unit. The distributions on the Class C Units are paid out of our available cash, except that the Class C Units do not share in distributions of PropCo available cash. The Class C Units are entitled to receive distributions of available cash (other than PropCo available cash) prior to distributions of such cash being made on our common units. Any unpaid distributions on the Class C Units will accrue interest at a rate of 1.5% per annum until paid in full in cash. The record date for the determination of holders entitled to receive distributions of the Class C Units will be the same as the record date for determination of common unit holders entitled to receive quarterly distributions.

General Partner Interest and Incentive Distribution Rights

Our general partner owns a non-economic general partner interest. ETE holds all of our incentive distribution rights, which entitles it to receive increasing percentages, up to a maximum of 50.0%, of the cash distributed from operating surplus (as defined below) in excess of $0.503125 per common unit per quarter. The maximum distribution of 50.0% does not include any distributions that ETE may receive on any limited partner units that it owns. Please see “—Incentive Distribution Rights” below for a more detailed description of our incentive distribution rights.

Operating Surplus and Capital Surplus

General

All cash distributed to our unitholders is characterized as being paid from either “operating surplus” or “capital surplus.” Our partnership agreement requires that we distribute available cash from operating surplus differently than available cash from capital surplus. Operating surplus distributions will be made to our unitholders and, if we make quarterly distributions above the first target distribution level described below, to the holder of our incentive distribution rights. We do not anticipate that we will make any distributions from capital surplus. In such an event, however, any capital surplus distribution would be made pro rata to all unitholders, but the holder of the incentive distribution rights would generally not participate in any capital surplus distributions with respect to those rights.

Operating Surplus

We define operating surplus as:

•	$25 million (as described below); plus

•	all of our cash receipts, excluding cash from interim capital transactions (as defined below), provided that cash receipts from the termination of any hedge contract prior to its stipulated settlement or termination date will be included in equal quarterly installments over the remaining scheduled life of such hedge contract had it not been terminated; plus

•	working capital borrowings made after the end of a period but on or before the date of distribution of operating surplus for that period; plus

•	cash distributions paid on equity issued (including incremental distributions on incentive distribution rights), to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the construction, acquisition or improvement of a capital asset until the earlier to occur of the date the capital asset commences commercial service and the date that it is abandoned or disposed of; plus

•	cash distributions paid on equity issued (including incremental distributions on incentive distribution rights), to pay the construction period interest on debt incurred, or to pay construction period distributions on equity issued, to finance the expansion capital expenditures referred to above, in each case, in respect of the period from the date that we enter into a binding obligation to commence the construction, acquisition or improvement of a capital asset until the earlier to occur of the date the capital asset is placed in service and the date that it is abandoned or disposed of; less

•	all of our operating expenditures (as defined below); less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within twelve months after having been incurred, or repaid within such twelve-month period with the proceeds of additional working capital borrowings; less

•	any cash loss realized on the disposition of an investment capital expenditure.

As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by our operations. For example, it includes a basket of $25 million that enables us, if we choose, to distribute as operating surplus up to that amount of cash we receive from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including certain cash distributions on equity interests in operating surplus, as described above, will be to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to that amount of cash that we receive from non-operating sources.

The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures, as described below, and thus reduce operating surplus when made. However, if a working capital borrowing is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will be excluded from operating expenditures because operating surplus will have been previously reduced by the deemed repayment.

We define operating expenditures as all of our cash expenditures, including, but not limited to, taxes, reimbursement of expenses to our general partner or its affiliates, payments made in the ordinary course of business under interest rate hedge agreements or commodity hedge agreements (provided that (1) payments made in connection with the initial purchase of an interest rate hedge contract or a commodity hedge contract will be amortized over the life of the applicable interest rate hedge contract or commodity hedge contract and (2) payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to its stipulated settlement or termination date will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such contract), compensation of officers, directors and employees of our general partner, repayment of working capital borrowings, debt service payments and maintenance capital expenditures (as discussed in further detail below), provided that operating expenditures do not include:

•	repayment of working capital borrowings deducted from operating surplus pursuant to the penultimate bullet point of the definition of operating surplus above when such repayment actually occurs;

•	payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than working capital borrowings;

•	expansion capital expenditures;

•	investment capital expenditures;

•	payment of transaction expenses relating to interim capital transactions;

•	distributions to our partners (including distributions in respect of our incentive distribution rights); or

•	repurchases of equity interests (other than repurchases to satisfy obligations under employee benefit plans) or reimbursements of our general partner for such purchases.

Interim Capital Transactions

We define cash from interim capital transactions to include proceeds from:

•	borrowings other than working capital borrowings;

•	sales of our equity and debt securities; and

•	sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or assets sold or disposed of as part of normal retirement or replacement of assets.

Capital Surplus

Capital surplus is defined as any distribution of available cash in excess of our operating surplus. Although the cash proceeds from interim capital transactions do not increase operating surplus, all distributions of available cash from whatever source are deemed to be from operating surplus until cumulative distributions of available cash exceed cumulative operating surplus. Thereafter, all distributions of available cash are deemed to be from capital surplus to the extent they continue to exceed cumulative operating surplus.

Characterization of Cash Distributions

Our partnership agreement requires that we treat all available cash distributed by us as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the operating surplus from the closing of our initial public offering through the end of the quarter immediately preceding that distribution. Our partnership agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As described above, operating surplus includes a basket of $25 million, and therefore does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, this provision enables us, if we choose, to distribute as operating surplus up to that amount of cash we receive in the future from interim capital transactions that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Capital Expenditures

Maintenance capital expenditures reduce operating surplus, but expansion capital expenditures and investment capital expenditures do not. Under our partnership agreement, maintenance capital expenditures are capital expenditures made to maintain our long-term operating income or operating capacity, while expansion capital expenditures are capital expenditures that we expect will increase our operating income or operating capacity over the long term. Examples of maintenance capital expenditures include those expenditures we make to maintain existing contract volumes or renew existing distribution contracts, maintain our real estate leased to third-party dealers in leaseable condition or maintain our company operated convenience stores. Maintenance capital expenditures also include interest (and related fees) on debt incurred and distributions in respect of equity issued (including incremental distributions on incentive distribution rights), other than equity issued in any offering, to finance all or any portion of the construction or development of a replacement asset that are paid in respect of the period that begins when we enter into a binding obligation to commence construction or development of a replacement asset and ending on the earlier to occur of the date that such replacement asset commences commercial service and the date that it is abandoned or disposed of. Capital expenditures made solely for investment purposes are not considered maintenance capital expenditures.

Expansion capital expenditures are capital expenditures made to increase our operating capacity over the long term. Examples of expansion capital expenditures include the acquisition of new properties or equipment, to the extent such capital expenditures are expected to expand our long-term operating capacity. Expansion capital expenditures also include interest (and related fees) on debt incurred and distributions in respect of equity issued (including incremental distributions on incentive distribution rights) to finance all or any portion of the construction of a capital improvement paid in respect of the period that commences when we enter into a binding obligation to commence construction of a capital improvement and ending on the earlier to occur of date such capital improvement commences commercial service and the date that it is disposed of or abandoned. Capital expenditures made solely for investment purposes are not be considered expansion capital expenditures.

Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures largely consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes or the development of assets that are in excess of those needed for the maintenance of our existing operating capacity, but which are not expected to expand, for more than the short term, our operating capacity.

As described above, neither investment capital expenditures nor expansion capital expenditures are included in operating expenditures, and thus do not reduce operating surplus. Because expansion capital expenditures include interest payments (and related fees) on debt incurred to finance all or a portion of the construction, acquisition or development of a capital improvement during the period that begins when we enter into a binding obligation to commence construction, acquisition or development of a capital improvement and ending on the earlier to occur of the date such capital improvement commences commercial service and the date that it is abandoned or disposed of, such interest payments also do not reduce operating surplus. Losses on the disposition of an investment capital expenditure will reduce operating surplus when realized and cash receipts from an investment capital expenditure will be treated as a cash receipt for purposes of calculating operating surplus only to the extent the cash receipt is a return on principal.

Capital expenditures that are made in part for maintenance capital purposes, investment capital purposes and/or expansion capital purposes are allocated as maintenance capital expenditures, investment capital expenditures or expansion capital expenditure by our general partner.

Distributions of Available Cash From Operating Surplus

Our partnership agreement requires that we make distributions of available cash from operating surplus for any quarter in the following manner:

•	first, to the holders of our Class C Units to the extent of the distribution preference on the Class C Units, as described above under “Distributions of Available Cash—Class C Units;”

•	second, to the common unitholders, pro rata, until we distribute for each common unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—Incentive Distribution Rights” below.

The preceding discussion is based on the assumption that we do not issue additional classes of equity interests.

Incentive Distribution Rights

Incentive distribution rights represent the right to receive an increasing percentage (15.0%, 25.0% and 50.0%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. ETE currently holds all of our incentive distribution rights, but may transfer these rights, subject to the restrictions set forth in our partnership agreement.

The following discussion assumes that ETE continues to own the incentive distribution rights.

If for any quarter we have distributed available cash from operating surplus to the common units in an amount equal to the minimum quarterly distribution, then our partnership agreement requires that we distribute any additional available cash from operating surplus for that quarter among the common unitholders and ETE (in its capacity as the holder of our incentive distribution rights) in the following manner:

•	first, to all common unitholders, pro rata, until each common unitholder receives a total of $0.503125 per unit for that quarter (the “first target distribution”);

•	second, 85.0% to all common unitholders, pro rata, and 15.0% to ETE (in its capacity as the holder of our incentive distribution rights), until each common unitholder receives a total of $0.546875 per unit for that quarter (the “second target distribution”);

•	third, 75.0% to all common unitholders, pro rata, and 25.0% to ETE (in its capacity as the holder of our incentive distribution rights), until each common unitholder receives a total of $0.65625 per unit for that quarter (the “third target distribution”); and

•	thereafter, 50.0% to all common unitholders, pro rata, and 50.0% to ETE (in its capacity as the holder of our incentive distribution rights).

ETE’s Right to Reset Incentive Distribution Levels

ETE, as the current holder of all of our incentive distribution rights, has the right under our partnership agreement to elect to relinquish the right to receive incentive distribution payments based on the initial target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and target distribution levels upon which the incentive distribution payments to ETE would be based. If ETE transfers all or a portion of our incentive distribution rights in the future, then the holder or holders of a majority of our incentive distribution rights will be entitled to exercise this right. The following discussion assumes that ETE holds all of the incentive distribution rights at the time that a reset election is made. The right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions are based may be exercised, without approval of our common unitholders or the conflicts committee of the board of directors of our general partner, at any time when we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the four most recently completed fiscal quarters (and the amount of each such distribution did not exceed adjusted operating surplus for such quarter). The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that there will be no incentive distributions paid under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that ETE would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to ETE.

In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by ETE of incentive distribution payments based on the target distributions prior to the reset, ETE will be entitled to receive a number of newly issued common units based on a predetermined formula described below that takes into account the “cash parity” value of the average of the cash distributions related to the incentive distribution rights received by ETE for the two quarters prior to the reset event as compared to the average of the cash distributions per common unit during this period.

The number of common units that ETE would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to the quotient determined by dividing (x) the average of the aggregate cash distributions received by ETE in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (y) the average of the cash distributed per common unit during each of those two quarters.

Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average of the cash distributions per common unit for the two fiscal quarters immediately preceding the reset election (which amount we refer to as the “reset minimum quarterly distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter, after payment of the reset minimum quarterly distribution, as follows:

•	first, to all common unitholders, pro rata, until each common unitholder receives an amount per unit equal to 115.0% of the reset minimum quarterly distribution for that quarter;

•	second, 85.0% to all common unitholders, pro rata, and 15.0% to ETE (in its capacity as the holder of our incentive distribution rights), until each common unitholder receives an amount per unit equal to 125.0% of the reset minimum quarterly distribution for the quarter;

•	third, 75.0% to all common unitholders, pro rata, and 25.0% to ETE (in its capacity as the holder of our incentive distribution rights), until each common unitholder receives an amount per unit equal to 150.0% of the reset minimum quarterly distribution for the quarter; and

•	thereafter, 50.0% to all common unitholders, pro rata, and 50.0% to ETE (in its capacity as the holder of our incentive distribution rights).

The following table illustrates the percentage allocation of available cash from operating surplus between the common unitholders and ETE (in its capacity as the holder of our incentive distribution rights) at various cash distribution levels (1) pursuant to the cash distribution provisions of our partnership agreement currently in effect as well as (2) following a hypothetical reset of the minimum quarterly distribution and target distribution levels based on the assumption that the average of the quarterly cash distributions per common unit during the two fiscal quarters immediately preceding the reset election was $0.70.

		Marginal Percentage Interest in Distributions
	Total Quarterly Distribution Per Common Unit and	Common Unitholders	ETE (in its Capacity as the Holder of Our Incentive Distribution Rights)	Quarterly Distribution Per Unit Following Hypothetical Reset
Minimum Quarterly Distribution	$0.4375	100.0%	—	$0.70(1)
First Target Distribution	above $0.4375 up to $0.503125	100.0%	—	above $0.70(1) up to $0.805(2)
Second Target Distribution	above $0.503125 up to $0.546875	85.0%	15.0%	above $0.805(2) up to $0.875(3)
Third Target Distribution	above $0.546875 up to $0.656250	75.0%	25.0%	above $0.875(3) up to $1.05(4)
Thereafter	above $0.656250	50.0%	50.0%	above $1.05(4)

(1)	This amount is equal to the hypothetical reset minimum quarterly distribution.
(2)	This amount is 115.0% of the hypothetical reset minimum quarterly distribution.
(3)	This amount is 125.0% of the hypothetical reset minimum quarterly distribution.
(4)	This amount is 150.0% of the hypothetical reset minimum quarterly distribution.

ETE will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when it has received incentive distributions for the prior four consecutive fiscal quarters based on the highest level of incentive distributions that it is entitled to receive under our partnership agreement.

Distributions From Capital Surplus

How Distributions From Capital Surplus Will Be Made

Our partnership agreement requires that we make distributions of available cash from capital surplus, if any, in the following manner once the required distributions of available cash (other than PropCo available cash) are made to the Class C unitholders:

•	first, to all common unitholders, pro rata, until the minimum quarterly distribution level has been reduced to zero as described below; and

•	thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

The preceding paragraph assumes that we do not issue additional classes of equity interests.

Effect of a Distribution From Capital Surplus

Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from our initial public offering, which is a return of capital. Our initial public offering price less any distributions of capital surplus per unit is referred to as the “unrecovered initial unit price.” Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion that the distribution had to the fair market value of the common units immediately prior to the announcement of the distribution (or the average of the closing prices for the 20 consecutive trading days immediately prior to the ex-dividend date). Because distributions of capital surplus will reduce the minimum quarterly distribution and target distribution levels after any of these distributions are made, it may be easier for ETE (in its capacity as the holder of our incentive distribution rights) to receive incentive distributions.

Once we distribute capital surplus on a unit issued in our initial public offering in an amount equal to the initial unit price, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels will be reduced to zero. Our partnership agreement specifies that we will then make all future distributions from operating surplus, with 50.0% being paid to our common unitholders and 50.0% to ETE (in its capacity as the holder of our incentive distribution rights), assuming that ETE has not transferred the incentive distribution rights.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our common units into fewer common units or subdivide our common units into a greater number of common units, our partnership agreement specifies that the following items will be proportionately adjusted:

•	the minimum quarterly distribution;

•	the target distribution levels; and

•	the unrecovered initial unit price.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, each target distribution level and the unrecovered initial unit price would be reduced to 50.0% of its initial level. Our partnership agreement provides that we will not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels for each quarter may, in the sole discretion of our general partner, be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter (reduced by the amount of the estimated tax liability for such quarter) and the denominator of which is the sum of available cash for that quarter before any adjustment for estimated taxes. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General

If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and the holders of our incentive distribution rights, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

The allocations of gain and loss upon liquidation are intended, to the extent possible, to permit common unitholders to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs. However, there may not be sufficient gain upon our liquidation to enable our common unitholders to fully recover all of these amounts. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights.

Manner of Adjustments for Gain

The manner of the adjustment for gain is set forth in our partnership agreement. We will generally allocate any gain to our partners in the following manner:

•	first, to the holders of our Class C Units, pro rata, until the capital account for each Class C Unit is equal to the sum of: (1) the unrecovered initial unit price for that Class C Unit; and (2) the unpaid amount of all accrued but unpaid distributions on that Class C Unit;

•	second, to our common unitholders, pro rata, until the capital account for each common unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the unpaid amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

•	third, to all common unitholders, pro rata, until we allocate under this paragraph an amount per unit equal to: (1) the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed to the unitholders, pro rata, for each quarter of our existence;

•	fourth, 85.0% to all common unitholders, pro rata, and 15.0% to ETE (in its capacity as the holder of our incentive distribution rights), until we allocate under this paragraph an amount per unit equal to: (1) the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85.0% to the unitholders, pro rata, and 15.0% to ETE (in its capacity as the holder of our incentive distribution rights) for each quarter of our existence;

•	fifth, 75.0% to all common unitholders, pro rata, and 25.0% to ETE (in its capacity as the holder of our incentive distribution rights), until we allocate under this paragraph an amount per unit equal to: (1) the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75.0% to the unitholders, pro rata, and 25.0% to ETE (in its capacity as the holder of our incentive distribution rights) for each quarter of our existence; and

•	thereafter, 50.0% to all common unitholders, pro rata, and 50.0% to ETE (in its capacity as the holder of our incentive distribution rights).

Notwithstanding the foregoing, if immediately prior to making allocations pursuant to the forth, fifth and sixth clauses above, the capital account of each common unit equals or exceeds the issue price of a Class C Unit ($48.5856), then we will allocate 1.0% of the remaining items of gain (other than gain attributable to the ownership or sale of our membership interests in PropCo or any indebtedness of PropCo or its subsidiaries) to holders of Class C Units, pro rata.

Manner of Adjustments for Losses

We will generally allocate any loss to our unitholders in the following manner:

•	first, to our common unitholders, pro rata, until the capital accounts of the common unitholders have been reduced to zero; and

•	thereafter, to the holders of our Class C Units, pro rata, until the capital accounts of the Class C Units have been reduced to zero;

provided, that Class C Units will not be allocated any items of loss attributable to the ownership or sale of our membership interests in PropCo or any indebtedness of PropCo or its subsidiaries.

Adjustments to Capital Accounts

We will make adjustments to capital accounts upon the issuance of additional units. In doing so, we generally will allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders and the holders of our incentive distribution rights in the same manner as we allocate gain upon liquidation. By contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to the unitholders based on their percentage ownership of us. In the event we make negative adjustments to the capital accounts as a result of such loss, future positive adjustments resulting from the issuance of additional units will be allocated in a manner designed to reverse the prior negative adjustments, and special allocations will be made upon liquidation in a manner that results, to the extent possible, in our unitholders’ capital account balances equaling the amounts they would have been if no earlier adjustments for loss had been made. The Class C Units will not be allocated any items of gain or loss attributable to the Partnership’s ownership or sale of the membership interests in PropCo or any indebtedness of PropCo or its subsidiaries.

CONFLICTS OF INTEREST AND FIDUCIARY DUTIES

Conflicts of Interest

Conflicts of interest exist and may arise in the future as a result of the relationships between our general partner and its affiliates, including ETE and ETP, on the one hand, and us and our public unitholders, on the other hand. Conflicts may arise as a result of the duties of our general partner to act for the benefit of its owners, which may conflict with our interests and the interests of our public unitholders. The directors and officers of our general partner, who are responsible for managing our business, have fiduciary duties to manage our general partner in a manner beneficial to its owners. At the same time, our general partner has a duty under our partnership agreement to manage us in good faith.

Whenever a conflict of interest arises between our general partner, on the one hand, and us or any other public unitholder, on the other hand, our general partner will resolve that conflict of interest. Our partnership agreement contains provisions that replace default fiduciary duties under applicable law with contractual corporate governance standards as set forth therein. Our partnership agreement also restricts the remedies available to unitholders for actions taken that, without such replacement, might constitute breaches of fiduciary duty.

Our general partner will not be in breach of its obligations under our partnership agreement or its duties to us or our unitholders if the resolution or course of action taken with respect to a conflict of interest is:

•	approved by a majority of the members of the conflicts committee of the board of directors of our general partner, although our general partner is not obligated to seek such approval; or

•	approved by the vote of a majority of the outstanding common units, excluding any units owned by our general partner or any of its affiliates, although our general partner is not obligated to seek such approval.

Our general partner may, but is not required to, seek the approval of such resolution from the conflicts committee of its board of directors or from our common unitholders. Because our partnership agreement only requires that the conflicts committee have at least one member, during any time that the conflicts committee only has one member, that single member of the conflicts committee will be able to approve resolutions of conflicts of interest. It is possible that a single-member committee may not function as effectively as a multiple-member committee and, if we pursue a transaction with an affiliate while the conflicts committee has only one member, our limited partners will be deemed to have approved that transaction through the approval of that single-member conflicts committee, in the same manner as would have occurred had the conflicts committee consisted of more directors.

If our general partner does not seek approval from the conflicts committee or from a majority of the common units, as described above, and the board of directors of our general partner approves the resolution or course of action taken with respect to the conflict of interest, then it will be presumed that, in making its decision, the board of directors of our general partner acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the Partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict of interest is specifically provided for in our partnership agreement, the board of directors of our general partner or the conflicts committee of the board of directors of our general partner may consider any factors they determine in good faith to consider when resolving a conflict. An independent third party is not required to evaluate the resolution. Under our partnership agreement, a determination, other action or failure to act by our general partner, the board of directors of our general partner or any committee thereof (including the conflicts committee) will be deemed to be “in good faith” unless our general partner, the board of directors of our general partner or any committee thereof (including the conflicts committee) believed such determination, other action or failure to act was adverse to the interests of the Partnership. For the avoidance of doubt, any potential conflict of interest that exists or arises between our general partner or its affiliates, on the one hand, and the Partnership or any other person who is bound by our partnership agreement, on the other hand, may be resolved by the conflicts committee or a vote of the common unitholders as described above or as directed by the board of directors of our general partner, provided that the board of directors of our general partner makes, takes or declines to take any action to resolve the conflict in accordance with the standard of care set forth in our partnership agreement.

Conflicts of interest could arise in the situations described below, among others.

Our general partner’s affiliates, including ETE, ETP and their affiliates, are not prohibited from engaging in other business or activities, including those in direct competition with us.

Our partnership agreement provides that our general partner will be restricted from engaging in any business activities other than acting as our general partner or as the general partner or managing member of its affiliates, engaging in activities incidental to its ownership of interests in us and its affiliates, acquiring, owning or disposing of debt securities or equity interests in us or its affiliates and providing management, advisory and administrative services to its affiliates or to other persons. Certain members of our executive management team on whom we rely to manage important aspects of our business may, from time to time, face conflicts regarding the allocation of their time. In addition, except as provided in our partnership agreement, affiliates of our general partner, including ETE and ETP, are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us.

Affiliates of our general partner, including ETE, ETP and their affiliates, may offer business opportunities or sell assets to parties other than us.

Our partnership agreement provides that affiliates of our general partner, including ETE and ETP, are permitted to engage in separate businesses which directly compete with us and are not required to share or communicate or offer any potential business opportunities to us even if the opportunity is one that we might reasonably have pursued. Our partnership agreement provides that affiliates of our general partner, including ETE and ETP, will not be liable to us or any unitholder for breach of any duty or obligation by reason of the fact that such person or entity pursued or acquired for itself any business opportunity.

Our general partner is allowed to take into account the interests of parties other than us (such as ETE or ETP) in exercising certain rights under our partnership agreement.

Our partnership agreement contains provisions that reduce the default standards to which our general partner would otherwise be held by state fiduciary duty law. For example, our partnership agreement permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner. This entitles our general partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any limited partner. Examples include the exercise of its call right, its voting rights with respect to the units it owns, its registration rights and the determination of whether to consent to any merger or consolidation of the Partnership or amendment of our partnership agreement.

Our partnership agreement limits the liability and duties of our general partner and restricts the remedies available to us and our common unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty.

Our partnership agreement limits the liability and duties of our general partner, while also restricting the remedies available to our common unitholders for actions that, without these limitations, might constitute breaches of fiduciary duty. Delaware partnership law permits such contractual reductions of fiduciary duty. By purchasing common units, common unitholders consent to be bound by the partnership agreement, and pursuant to our partnership agreement, each common unitholder consents to various actions and conflicts of interest contemplated in our partnership agreement that might otherwise constitute a breach of fiduciary or other duties under Delaware law. For example:

•	Our partnership agreement permits our general partner to make a number of decisions in its individual capacity, as opposed to its capacity as general partner. This entitles our general partner to consider only the interests and factors that it desires, with no duty or obligation to give consideration to the interests of, or factors affecting, our common unitholders. Decisions made by our general partner in its individual capacity will be made by ETE, as the owner of our general partner, and not by the board of directors of our general partner. Examples of such decisions include:

•	whether to exercise limited call rights;

•	how to exercise voting rights with respect to any units it owns;

•	whether to exercise registration rights; and

•	whether to consent to any merger or consolidation, or amendment to our partnership agreement.

•	Our partnership agreement provides that our general partner will not have any liability to us or our unitholders for decisions made in its capacity as general partner so long as it acted in good faith, meaning it believed that the decisions were not adverse to the interests of our partnership.

•	Our partnership agreement provides that our general partner and the officers and directors of our general partner will not be liable for monetary damages to us for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that our general partner or those persons acted in bad faith or, in the case of a criminal matter, acted with knowledge that such person’s conduct was criminal.

•	Our partnership agreement provides that our general partner will not be in breach of its obligations under the partnership agreement or its duties to us or our limited partners with respect to any transaction involving an affiliate if:

•	the transaction with an affiliate or the resolution of a conflict of interest is:

•	approved by the conflicts committee of the board of directors of our general partner, although our general partner is not obligated to seek such approval; or

•	approved by the vote of a majority of the outstanding common units, excluding any common units owned by our general partner and its affiliates; or

•	the board of directors of our general partner acted in good faith in taking any action or failing to act.

If an affiliate transaction or the resolution of a conflict of interest is not approved by our common unitholders or the conflicts committee then it will be presumed that, in making its decision, taking any action or failing to act, the board of directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the Partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. By purchasing a common unit, a common unitholder will agree to become bound by the provisions in our partnership agreement, including the provisions discussed above. Please read “—Fiduciary Duties.”

Except in limited circumstances, our general partner has the power and authority to conduct our business without unitholder approval.

Under our partnership agreement, our general partner has full power and authority to do all things, other than those items that require unitholder approval or with respect to which our general partner has sought conflicts committee approval, on such terms as it determines to be necessary or appropriate to conduct our business including, but not limited to, the following:

•	the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into our securities, and the incurring of any other obligations;

•	the purchase, sale or other acquisition or disposition of our securities, or the issuance of additional options, rights, warrants and appreciation rights relating to our securities;

•	the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of our assets;

•	the negotiation, execution and performance of any contracts, conveyances or other instruments;

•	the distribution of our cash;

•	the selection and dismissal of employees and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

•	the maintenance of insurance for our benefit and the benefit of our partners;

•	the formation of, or acquisition of an interest in, the contribution of property to, and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity;

•	the control of any matters affecting our rights and obligations, including the bringing and defending of actions at law or in equity, otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

•	the indemnification of any person against liabilities and contingencies to the extent permitted by law;

•	the making of tax, regulatory and other filings, or the rendering of periodic or other reports to governmental or other agencies having jurisdiction over our business or assets; and

•	the entering into of agreements with any of its affiliates to render services to us or to itself in the discharge of its duties as our general partner.

Our partnership agreement provides that our general partner must act in “good faith” when making decisions on our behalf, and our partnership agreement further provides that in order for a determination to be made in “good faith,” our general partner must believe that the determination is in our best interests. Please read “The Partnership Agreement—Voting Rights” for information regarding matters that require unitholder approval.

Our general partner determines the amount and timing of asset purchases and sales, borrowings, repayment of indebtedness and issuances of additional partnership securities and the level of reserves, each of which can affect the amount of cash that is distributed to our unitholders.

The amount of cash that is available for distribution to our unitholders is affected by decisions of our general partner regarding such matters as:

•	amount and timing of asset purchases and sales;

•	cash expenditures;

•	borrowings;

•	issuance of additional units; and

•	the creation, reduction, or increase of reserves in any quarter.

Our general partner determines the amount and timing of any capital expenditures and whether a capital expenditure is classified as a maintenance capital expenditure, which reduces operating surplus, or an expansion capital expenditure, which does not reduce operating surplus. Please read “Provisions of Our Partnership Agreement Relating to Cash Distributions—Operating Surplus and Capital Surplus—Capital Expenditures” for a discussion on when a capital expenditure constitutes a maintenance capital expenditure or an expansion capital expenditure. This determination can affect the amount of cash that is distributed to our unitholders and to ETE (in its capacity as the holder of our incentive distribution rights).

In addition, our general partner may use an amount, initially equal to $25 million, which would not otherwise constitute available cash from operating surplus, in order to permit the payment of cash distributions on its units and ETE’s incentive distribution rights. All of these actions may affect the amount of cash distributed to our unitholders. Please read “Provisions of Our Partnership Agreement Relating to Cash Distributions.”

In addition, borrowings by us and our affiliates do not constitute a breach of any duty owed by our general partner to our unitholders, including borrowings that have the purpose or effect of enabling ETE or its affiliates to receive distributions with respect to the incentive distribution rights.

Our partnership agreement provides that we and our subsidiaries may borrow funds from our general partner and its affiliates. Our general partner and its affiliates may borrow funds from us, or our operating company and its operating subsidiaries.

Cost reimbursements due to our general partner and its affiliates for services provided to us or on our behalf will reduce cash available for distribution to our unitholders. The amount and timing of such reimbursements will be determined by our general partner.

Prior to making any distribution on the common units, we will reimburse our general partner and its affiliates for all expenses they incur and payments they make on our behalf pursuant to our partnership agreement. Our partnership agreement does not limit the amount of expenses for which our general partner and its affiliates may be reimbursed. Our partnership agreement provides that our general partner will determine in good faith the expenses that are allocable to us. Reimbursement of expenses and payment of fees to our general partner and its affiliates will reduce the amount of cash available to pay distributions to our unitholders.

Our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with its affiliates on our behalf. There is no limitation on the amounts our general partner can cause us to pay it or its affiliates.

Our partnership agreement allows our general partner to determine, in good faith, any amounts to pay itself or its affiliates for any services rendered to us. Our general partner may also enter into additional contractual arrangements with any of its affiliates on our behalf. Neither our partnership agreement nor any of the other agreements, contracts or arrangements between us, on the one hand, and our general partner and its affiliates, on the other hand, are the result of arm’s-length negotiations. Similarly, agreements, contracts or arrangements between us and our general partner and its affiliates that are entered into in the future may not be negotiated on an arm’s-length basis, although, in some circumstances, our general partner may determine that the conflicts committee of our general partner may make a determination on our behalf with respect to such arrangements.

Our general partner has limited its liability regarding our obligations.

Other than with respect to our revolving credit facility, our general partner has limited its liability under contractual arrangements so that the counterparties to such arrangements have recourse only against our assets, and not against our general partner or its assets. Our general partner may therefore cause us to incur indebtedness or other obligations that are nonrecourse to our general partner. Our partnership agreement provides that any action taken by our general partner to limit its liability is not a breach of our general partner’s fiduciary duties, even if we could have obtained more favorable terms without the limitation on liability. In addition, we are obligated to reimburse or indemnify our general partner to the extent that it incurs obligations on our behalf. Any such reimbursement or indemnification payments would reduce the amount of cash otherwise available for distribution to our unitholders.

Our general partner has a limited call right that may require common unitholders to sell their common units at an undesirable time or price.

If at any time our general partner and its affiliates own more than 80% of the common units, our general partner will have the right, which it may assign to any of its affiliates or to us, but not the obligation, to acquire all, but not less than all, of the common units held by unaffiliated persons at a price equal to the greater of (1) the average of the daily closing price of the common units over the 20 trading days preceding the date three days before notice of exercise of the call right is first mailed and (2) the highest per-unit price paid by our general partner or any of its affiliates for common units during the 90-day period preceding the date such notice is first mailed. As a result, unitholders may be required to sell their common units at an undesirable time or price and may not receive any return or a negative return on their investment. Unitholders may also incur a tax liability upon a sale of their units. Our general partner is not obligated to obtain a fairness opinion regarding the value of the common units to be repurchased by it upon exercise of the limited call right. There is no restriction in our partnership agreement that prevents our general partner from issuing additional common units and exercising its call right See “The Partnership Agreement—Limited Call Right.”

Common unitholders will have no right to enforce obligations of our general partner and its affiliates under agreements with us.

Any agreements between us, on the one hand, and our general partner and its affiliates, on the other, will not grant to the unitholders, separate and apart from us, the right to enforce the obligations of our general partner and its affiliates in our favor.

Our general partner decides whether to retain separate counsel, accountants or others to perform services for us.

The attorneys, independent accountants and others who have performed services for us regarding this offering have been retained by our general partner. Attorneys, independent accountants and others who perform services for us are selected by our general partner or the conflicts committee and may perform services for our general partner and its affiliates. We may retain separate counsel for ourselves or the common unitholders in the event of a conflict of interest between our general partner and its affiliates, on the one hand, and us or the common unitholders, on the other, depending on the nature of the conflict. We do not intend to do so in most cases.

ETE may elect to cause us to issue common units to it in connection with a resetting of the target distribution levels related to its incentive distribution rights, without the approval of the conflicts committee of our general partner’s board of directors or the holders of our common units. This could result in lower distributions to holders of our common units.

ETE has the right, at any time it has received incentive distributions at the highest level to which it is entitled (50%) for each of the prior four consecutive whole fiscal quarters (and the amount of each such did not exceed adjusted operating surplus for each such quarter), to reset the initial target distribution levels at higher levels based on our cash distributions at the time of the exercise of the reset election. Following a reset election by ETE, the minimum quarterly distribution will be adjusted to equal the reset minimum quarterly distribution, and the target distribution levels will be reset to correspondingly higher levels based on the same percentage increases above the reset minimum quarterly distribution reflected by the current target distribution levels.

We anticipate that ETE would exercise this reset right in order to facilitate acquisitions or internal growth projects that would not be sufficiently accretive to cash distributions per common unit without such conversion; however, it is possible that ETE could exercise this reset election at a time when we are experiencing declines in our aggregate cash distributions or at a time when ETE expects that we will experience declines in our aggregate cash distributions in the foreseeable future. In such situations, ETE may be experiencing, or may expect to experience, declines in the cash distributions it receives related to its incentive distribution rights and may therefore desire to be issued our common units, which are entitled to specified priorities with respect to our distributions and which therefore may be more advantageous for ETE to own in lieu of the right to receive incentive distribution payments based on target distribution levels that are less certain to be achieved in the then current business environment. As a result, a reset election may cause our common unitholders to experience dilution in the amount of cash distributions that they would have otherwise received had we not issued new common units to ETE in connection with resetting the target distribution levels related to ETE’s incentive distribution rights. Please read “Provisions of Our Partnership Agreement Relating to Cash Distributions—Incentive Distribution Rights.”

Fiduciary Duties

Our general partner is accountable to us and our unitholders as a fiduciary. Fiduciary duties owed to unitholders by our general partner are prescribed by law and our partnership agreement. The Delaware Act provides that Delaware limited partnerships may, in their partnership agreements, modify, restrict or expand the fiduciary duties otherwise owed by a general partner to limited partners and the Partnership.

Our partnership agreement contains various provisions modifying and restricting the fiduciary duties that might otherwise be owed by our general partner. We have adopted these restrictions to allow our general partner or its affiliates to engage in transactions with us that would otherwise be prohibited by state-law fiduciary duty standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. We believe this is appropriate and necessary because our general partner’s board of directors will have fiduciary duties to manage our general partner in a manner that is beneficial to its owners, as well as to our unitholders.

Without these modifications, our general partner’s ability to make decisions involving conflicts of interest would be restricted. The modifications to the fiduciary standards enable our general partner to take into consideration all parties involved in the proposed action. These modifications also enable our general partner to attract and retain experienced and capable directors. However, these modifications disadvantage our public common unitholders because they restrict the remedies available to unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below, and permit our general partner to take into account the interests of third parties in addition to our interests when resolving conflicts of interest. The following is a summary of the material restrictions of:

•	the default fiduciary duties under by the Delaware Act;

•	material modifications of these duties contained in our partnership agreement that replace the default fiduciary duties;

•	certain rights and remedies of limited partners contained in the Delaware Act; and

•	the standards contained in our partnership agreement that restrict those rights and remedies.

State law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for the Partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally require that any action taken or transaction engaged in be entirely fair to the Partnership.

Partnership agreement modified standards	Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our partnership agreement provides that when our general partner is acting in its capacity as our general partner, as opposed to in its individual capacity, it must act in “good faith” and will not be subject to any other standard under applicable law. In addition, when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any fiduciary obligation to us or the unitholders whatsoever. These standards reduce the obligations to which our general partner would otherwise be held.

If our general partner does not obtain approval from the conflicts committee or our common unitholders, excluding common units owned by our general partner or its affiliates, and the board of directors of our general partner approves the resolution or course of action taken with respect to the conflict of interest, then it will be presumed that, in making its decision, the board of directors, which may include board members affected by the conflict of interest, acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the Partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our general partner would otherwise be held.

Rights and remedies of unitholders

The Delaware Act generally provides that a limited partner may institute legal action on behalf of a partnership to recover damages from a third party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. These actions include actions against a general partner for breach of its fiduciary duties or of a partnership agreement. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

The Delaware Act provides that, unless otherwise provided in a partnership agreement, a partner or other person shall not be liable to a limited partnership or to another partner or to another person that is a party to or is otherwise bound by a partnership agreement for breach of fiduciary duty for the partner’s or other person’s good faith reliance on the provisions of the partnership agreement. Under our partnership agreement, to the extent that, at law or in equity an indemnitee has duties (including fiduciary duties) and liabilities relating thereto to us or to our partners, our general partner and any other indemnitee acting in connection with our business or affairs will not be liable to us or to any partner for its good faith reliance on the provisions of our partnership agreement.

Partnership agreement modified standard	In addition to the other more specific provisions limiting the obligations of our general partner, our partnership agreement further provides that our general partner and its officers and directors will not be liable for monetary damages to us or our limited partners for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that our general partner or its officers and directors acted in bad faith or, in the case of a criminal matter, acted with knowledge that such person’s conduct was unlawful.

By purchasing our common units, each common unitholder automatically agrees to be bound by the provisions in our partnership agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a limited partner to sign a partnership agreement does not render our partnership agreement unenforceable against that person.

Under our partnership agreement, we must indemnify our general partner and its officers, directors, managers and certain other specified persons, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our general partner or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith. We must also provide this indemnification for criminal proceedings unless our general partner or these other persons acted with knowledge that their conduct was unlawful. Thus, our general partner or these other persons could be indemnified for their negligent or grossly negligent acts if they meet the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable. Please read “The Partnership Agreement—Indemnification.”

THE PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement. We will provide prospective investors with a copy of our partnership agreement upon request at no charge.

We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

•	with regard to distributions of available cash, please read “Provisions of Our Partnership Agreement Relating to Cash Distributions” and “Cash Distribution Policy and Restrictions on Distributions”;

•	with regard to fiduciary duties of our general partner, you should read the risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in the applicable prospectus supplement;

•	with regard to transfer of common units, please read “Disposition of Our Common Units — Transfer of Common Units”; and

•	with regard to allocations of taxable income and taxable loss, please read “Material Income Tax Consequences.”

Organization and Duration

Our partnership was organized in June 2012 and will have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.

Purpose

Our purpose, as set forth in our partnership agreement, is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law.

Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the business of the wholesale distribution of motor fuels and other petroleum products , the owning and leasing of real estate used as sites for convenience stores and the retail sale of motor file and operation of convenience stores, our general partner has no plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interests of us or our limited partners. Our general partner is generally authorized to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Cash Distributions

Our partnership agreement specifies the manner in which we make cash distributions to holders of our common units and other partnership securities as well as to ETE in respect of incentive distribution rights. For a description of these cash distribution provisions, please read “Provisions of Our Partnership Agreement Relating to Cash Distributions.”.

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “— Limited Liability.”

Voting Rights

The following is a summary of the unitholder vote required for approval of the matters specified below. Matters that require the approval of a “unit majority” require the approval of a majority of the common units, voting as a single class.

In voting their common units, ETE, ETP and their affiliates have no fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interests of us or our limited partners.

The incentive distribution rights may be entitled to vote in certain circumstances. Class C Units do not have the right to vote on any mater except as otherwise required by and non-waivable provision of law.

Issuance of additional units	No approval right. Please read “—Issuance of Additional Partnership Interests.”

Amendment of our partnership agreement	Certain amendments may be made by our general partner without the approval of our unitholders. Other amendments generally require the approval of a unit majority. Please read “—Amendment of the Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please read “—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority in certain circumstances. Please read “—Dissolution.”

Continuation of our business upon dissolution	Unit majority. Please read “—Dissolution.”

Withdrawal of our general partner	Under most circumstances, the approval of the holders of a majority of our common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to September 30, 2022, in a manner that would cause a dissolution of our partnership. Please read “—Withdrawal or Removal of Our General Partner.”

Removal of our general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates. Please read “—Withdrawal or Removal of Our General Partner.”

Transfer of our general partner interest	No approval right. Please read “—Transfer of General Partner Interest.”

Transfer of incentive distribution rights	No approval right. Please read “—Transfer of Incentive Distribution Rights.”

Transfer of ownership interests in our general partner	No approval right. Please read “—Transfer of Ownership Interests in Our General Partner.”

If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units then outstanding, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the specific approval of our general partner.

Applicable Law; Forum, Venue and Jurisdiction

Our partnership agreement is governed by Delaware law. Our partnership agreement requires that any claims, suits, actions or proceedings:

•	arising out of or relating in any way to our partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our partnership agreement or the duties, obligations or liabilities among our limited partners or of our limited partners to us, or the rights or powers of, or restrictions on, our limited partners or us);

•	brought in a derivative manner on our behalf;

•	asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our general partner, or owed by our general partner, to us or the limited partners;

•	asserting a claim arising pursuant to any provision of the Delaware Act; or

•	asserting a claim governed by the internal affairs doctrine,

will be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction). By purchasing a common unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claims, suits, actions or proceedings

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that the limited partner otherwise acts in conformity with the provisions of the partnership agreement, the limited partner’s liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital the limited partner is obligated to contribute to us for its common units plus the limited partner’s share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

•	to remove or replace the general partner;

•	to approve some amendments to the partnership agreement; or

•	to take other action under the partnership agreement.

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as the general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither the partnership agreement nor the Delaware Act specifically provides for legal recourse against the general partner if a limited partner were to lose limited liability through any fault of the general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the Partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the Partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

Our subsidiaries conduct business in a number of states. Maintenance of our limited liability as a member of the operating company may require compliance with legal requirements in the jurisdictions in which the operating company conducts business, including qualifying our subsidiaries to do business there.

Limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership of our operating company and its subsidiaries or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to the partnership agreement, or to take other action under the partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, our limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as the general partner under the circumstances. We will operate in a manner that the general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders.

It is possible that we will fund acquisitions through the issuance of additional common units or other partnership securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership securities may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our general partner, may have special voting rights to which the common units are not entitled or be senior in right of distribution to the common units. In addition, our partnership agreement does not prohibit our subsidiaries from issuing equity interests which effectively rank senior to the common units.

Our general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership interests whenever, and on the same terms that, we issue partnership interests to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of itself and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. The common unitholders will not have preemptive rights under our partnership agreement to acquire additional common units or other partnership interests.

On January 1, 2016, we issued an aggregate of 16,410,780 Class C Units consisting of (i) 5,242,113 Class C Units that were issued to Aloha as consideration for the contribution by Aloha to an indirect wholly owned subsidiary of the Partnership of all of Aloha’s assets relating to the wholesale supply of fuel and lubricants; and (ii) 11,168,667 Class C Units that were issued to indirect wholly owned subsidiaries of the Partnership in exchange for all of the outstanding Class A Units held by such subsidiaries. For a complete description of our Class C Units, please see our Current Report on Form 8-K filed with the SEC on January 5, 2016.

Amendment of the Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. Our general partner, however, will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or to call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments

No amendment may be made that would:

•	enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•	enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld at its option.

The provision of our partnership agreement preventing the amendments having the effects described in any of the clauses above can only be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates).

No Unitholder Approval

Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

•	a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor the operating company nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes (to the extent not already treated as such);

•	an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment that our general partner determines to be necessary or appropriate for the authorization of additional partnership securities or rights to acquire partnership securities;

•	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

•	any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our partnership agreement;

•	an amendment that is necessary to require the limited partners to provide a statement, certification or other proof to us regarding whether such limited partner is subject to U.S. federal income taxation on the income generated by us;

•	a change in our fiscal year or taxable year and related changes;

•	mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger or conveyance other than those it receives by way of the merger or conveyance; or

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner or transferee in connection with a merger or consolidation approved in connection with our partnership agreement, or if our general partner determines that those amendments:

•	do not adversely affect the limited partners (or any particular class of limited partners) in any material respect;

•	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•	are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

•	are required to effect the intent expressed in the registration statement relating to our initial public offering or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval

Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that would reduce or increase the voting percentage required to take any action other than to remove our general partner or call a meeting of unitholders is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced or increased.

For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel that an amendment will neither result in a loss of limited liability to the limited partners nor result in our being treated as a taxable entity for federal income tax purposes in connection with any of the amendments. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units, voting as a single class, unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

Merger, Sale or Other Disposition of Assets

A merger or consolidation of us requires the prior consent of our general partner. However, our general partner has no duty or obligation to consent to any merger or consolidation and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interest of us or our limited partners. Our general partner may, however, consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to our partnership agreement (other than an amendment that our general partner could adopt without the consent of other partners), each of our partnership interests will be an identical partnership interest following the transaction and the partnership interests to be issued do not exceed 20% of our outstanding partnership interests (other than incentive distribution rights) immediately prior to the transaction.

In addition, our partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without such approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without such approval. If the conditions specified in our partnership agreement are satisfied, our general partner may also convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed limited liability entity that has no assets, liabilities or operations, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters and the governing instruments of the new entity provide the limited partners and our general partner with substantially the same rights and obligations as those contained in our partnership agreement. Our unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Dissolution

We will continue as a limited partnership until dissolved under our partnership agreement. We will dissolve upon:

•	the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

•	there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

•	the entry of a decree of judicial dissolution of our partnership; or

•	the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its non-economic general partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor.

Upon a dissolution under the last clause above, the holders of a unit majority, may also elect, within specific time limitations, to reconstitute us and continue our business on the same terms and conditions described in our partnership agreement by forming a new limited partnership on terms identical to those in our partnership agreement and having as general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability of any limited partner; and

•	neither our partnership, the reconstituted limited partnership, our operating company nor any of our other subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes (to the extent not already so treated or taxed) upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are reconstituted and continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate to liquidate our assets and apply the proceeds of the liquidation as provided in “How We Make Cash Distributions — Distributions of Cash upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of the General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to September 30, 2022 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by the general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after September 30, 2022, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than the general partner and its affiliates. In addition, the partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its non-economic general partner interests in us without the approval of the unitholders. Please read “— Transfer of General Partner Interest” and “— Transfer of Incentive Distribution Rights.”

Upon withdrawal of our non-economic general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read “— Termination and Dissolution.”

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units, voting as separate classes. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner’s removal.

In the event of the removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest of the departing general partner and the incentive distribution rights of its affiliates for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and the incentive distribution rights of its affiliates for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached within 30 days after the effective date of the departing general partner’s withdrawal or removal, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. If the departing general partner and the successor general partner cannot agree upon an expert within 45 days after the withdrawal or removal, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

Our general partner may at its option transfer all or any part of its general partner interest without approval from the unitholders, so long as:

•	the transferee agrees to assume the rights and duties of our general partner under our partnership agreement and agrees to be bound by the provisions of our partnership agreement;

•	we receive an opinion of counsel that such transfer would not result in the loss of limited liability under the Delaware Act of any unitholders or cause us to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed); and

•	such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest held by our general partner as the general partner or managing member, if any, of any of our subsidiaries.

In the case of a transfer of the general partner interest, the transferee or successor will be subject to compliance with the terms of our partnership agreement and will be admitted as our general partner effective immediately prior to the transfer of the general partner interest.

Our general partner and its affiliates, including ETE and ETP, may, at any time, transfer common units or incentive distribution rights to one or more persons, without unitholder approval.

Transfer of Ownership Interests in the General Partner

At any time, the owner of our general partner, may sell or transfer all or part of its ownership interest in our general partner to an affiliate or third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

At any time, our general partner and its affiliates may sell or transfer all or a portion of their incentive distribution rights to an affiliate or third party without the approval of our unitholders.

By transfer of incentive distribution rights in accordance with our partnership agreement, each transferee of incentive distribution rights will be admitted as a limited partner with respect to the incentive distribution rights transferred when such transfer and admission is reflected in our books and records. Each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

•	automatically becomes bound by the terms and conditions of our partnership agreement; and

•	gives the consents, waivers and approvals contained in our partnership agreement.

Our general partner will cause any transfers to be recorded on our books and records.

We may, at our discretion, treat the nominee holder of incentive distribution rights as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Incentive distribution rights are securities and any transfers are subject to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner for the transferred incentive distribution rights.

Until a incentive distribution right has been transferred on our books, we and the transfer agent may treat the record holder of the unit or right as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Sunoco GP LLC as our general partner or from otherwise changing our management. Please read “—Withdrawal or Removal of Our General Partner” for a discussion of certain consequences of the removal of our general partner. If any person or group, other than our general partner and its affiliates, acquires beneficial ownership of 20% or more of any class of partnership interests, that person or group loses voting rights on all of such person’s or group’s partnership interests. This loss of voting rights does not apply in certain circumstances. Please read “—Meetings; Voting.”

Non-Taxpaying Holders; Redemption

To avoid any adverse effect on the maximum applicable rates chargeable to customers by us or any of our future subsidiaries, or in order to reverse an adverse determination that has occurred regarding such maximum rate, our partnership agreement provides our general partner the power to amend the agreement. If our general partner, with the advice of counsel, determines that our not being treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes, coupled with the tax status (or lack of proof thereof) of one or more of our limited partners, has, or is reasonably likely to have, a material adverse effect on the maximum applicable rates chargeable to customers by our subsidiaries, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

•	obtain proof of the U.S. federal income tax status of our limited partners (and their owners, to the extent relevant); and

•	permit us to redeem the units held by any person whose tax status has or is reasonably likely to have a material adverse effect on the maximum applicable rates or who fails to comply with the procedures instituted by our general partner to obtain proof of the U.S. federal income tax status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Non-Citizen Assignees; Redemption

If our general partner, with the advice of counsel, determines we are subject to U.S. federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

•	obtain proof of the nationality, citizenship or other related status of our limited partners (and their owners, to the extent relevant); and

•	permit us to redeem the units held by any person whose nationality, citizenship or other related status creates substantial risk of cancellation or forfeiture of any property or who fails to comply with the procedures instituted by our general partner to obtain proof of the nationality, citizenship or other related status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Limited Call Right

If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership securities of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days’ notice. The purchase price in the event of such a purchase is the greater of:

•	the highest cash price paid by either of our general partner or any of its affiliates for any partnership securities of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

•	the current market price as of the date three days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding partnership securities, a holder of partnership securities may have his partnership securities purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read “Material Income Tax Consequences — Disposition of Common Units.”

Meetings; Voting

Except as described below regarding certain persons or groups owning 20% or more of any class of partnership interests then outstanding and, except for Class C Units, record holders of limited partner interests on the record date are entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Our general partner does not anticipate that any meeting of our unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in us (excluding Class C unitholders), although additional limited partner interests having special voting rights could be issued. Please read “—Issuance of Additional Partnership Interests.” However, if at any time any person or group, other than our general partner and its affiliates, a direct transferee of our general partner or its affiliates or a purchaser specifically approved by our general partner, acquires, in the aggregate, beneficial ownership of 20% or more of any class of partnership interests then outstanding, that person or group will lose voting rights on all of its partnership interests and the partnership interests may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record common unitholders under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Voting Rights of Class C Units

The holders of Class C Units do not have any voting, consent or approval rights with respect to such Class C Units, except as otherwise required by any non-waivable provision of law. With respect to any matter on which the holders of Class C Units are entitled to vote, each Class C Unit will be entitled to one vote on such matter and will vote together with the Common Units as a single class.

Voting Rights of Incentive Distribution Rights

If a majority of the incentive distribution rights are held by our general partner and its affiliates, the holders of our incentive distribution rights will have no right to vote in respect of such rights on any matter, unless otherwise required by law, and the holders of our incentive distribution rights, in their capacity as such, will be deemed to have approved any matter approved by our general partner.

If less than a majority of the incentive distribution rights are held by our general partner and its affiliates, the incentive distribution rights will be entitled to vote on all matters submitted to a vote of unitholders, other than amendments and other matters that our general partner determines do not adversely affect the holders of our incentive distribution rights in any material respect. On any matter in which the holders of our incentive distribution rights are entitled to vote, such holders will vote together with the common units as a single class (except in the case of any amendment to our partnership agreement that would have a material adverse effect on the rights of any class and require the separate approval of the class affected under the provisions of our partnership agreement), and such incentive distribution rights will be treated in all respects as common units when sending notices of a meeting of our limited partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under our partnership agreement. The relative voting power of the holders of our incentive distribution rights and the common units will be set in the same proportion that the cumulative cash distributions, if any, in respect of the incentive distribution rights for the four consecutive quarters prior to the record date for the vote bear to the cumulative cash distributions in respect of such class of units for such four quarters.

Status as Limited Partner

By the transfer of common units in accordance with our partnership agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Except as described under “— Limited Liability”, the common units will be fully paid, and unitholders will not be required to make additional contributions.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar liabilities:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

•	any person who is or was serving at the request of our general partner, any departing general partner or any of their affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

•	any person who controls our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless our general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against such liabilities under our partnership agreement.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses will include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine the expenses that are allocable to us. Our partnership agreement does not limit the amount of expenses for which our general partner and its affiliates may be reimbursed.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our fiscal year is the calendar year.

We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

•	true and full information regarding the status of our business and financial condition (provided that obligation will be satisfied to the extent the limited partner is furnished our most recent annual report and any subsequent quarterly or periodic reports required to be filed (or which would be required to be filed) with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

•	a current list of the name and last known address of each record holder; and

•	a copy of our partnership agreement, our certificate of limited partnership and all amendments thereto, together with copies of the executed copies of all powers of attorney under which they have been executed.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes is not in our best interests, could damage us or our business or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other limited partner interests proposed to be sold by our general partner or any of its affiliates, including ETE and ETP or their assignees, if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts.

INVESTMENT IN SUNOCO LP BY EMPLOYEE BENEFIT PLAN

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Internal Revenue Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return. Please read “Material U.S. Federal Income Tax Consequences—Tax-Exempt Organizations and Other Investors.”

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan or IRA.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit employee benefit plans, and also IRAs that are not considered part of an employee benefit plan, from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the plan.

In addition to considering whether the purchase of common units is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(1)	the equity interests acquired by employee benefit plans are publicly offered securities—i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2)	the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3)	there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above, and IRAs that are subject to ERISA or Section 4975 of the Internal Revenue Code.

Our assets should not be considered “plan assets” under these regulations because it is expected that the investment will satisfy the requirements in (1) and (2) above.

Plan fiduciaries contemplating a purchase of common units should consult with their own counsel regarding the consequences under ERISA and the Internal Revenue Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

MATERIAL INCOME TAX CONSEQUENCES

This section is a summary of the material tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Latham & Watkins LLP, counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed Treasury regulations promulgated under the Internal Revenue Code (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Sunoco LP and our operating subsidiaries.

The following discussion does not comment on all federal income tax matters affecting us or our unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, and persons deemed to sell their units under the constructive sale provisions of the Internal Revenue Code. In addition, the discussion only comments, to a limited extent, on state, local and foreign tax consequences. Accordingly, we encourage each prospective unitholder to consult his own tax advisor in analyzing the state, local and foreign tax consequences particular to him of the ownership or disposition of common units and potential changes in applicable tax laws.

No ruling has been requested from the Internal Revenue Service (the “IRS”) regarding our characterization as a partnership for tax purposes. Instead, we will rely on opinions of Latham & Watkins LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and thus will be borne indirectly by our unitholders. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

All statements as to matters of federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Latham & Watkins LLP and are based on the accuracy of the representations made by us and our general partner.

Notwithstanding the above, and for the reasons described below, Latham & Watkins LLP has not rendered an opinion with respect to the following specific federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales”); (ii) whether all aspects of our method for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Common Units—Allocations Between Transferors and Transferees”); and (iii) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Uniformity of Units”).

Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner’s adjusted basis in his partnership interest. Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes (i) income and gains derived from the refining, transportation, storage, processing and marketing of crude oil, natural gas and products thereof (generally including motor fuels), (ii) certain rents from the leasing of real property, (iii) interest (other than from a financial business), (iv) dividends, (v) gains from the sale of real property and (vi) gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 5% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Latham & Watkins LLP is of the opinion that at least 90% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

The IRS has made no determination as to our status or the status of our operating subsidiaries for federal income tax purposes. Instead, we will rely on the opinion of Latham & Watkins LLP on such matters. It is the opinion of Latham & Watkins LLP that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below that:

•	We will be classified as a partnership for federal income tax purposes; and

•	Each of our operating subsidiaries will, except as otherwise provided, be treated as a partnership or will be disregarded as an entity separate from us for federal income tax purposes.

In rendering its opinion, Latham & Watkins LLP has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Latham & Watkins LLP has relied include:

•	With the exception of any partnerships or limited liability companies owned directly or indirectly by us that are treated as corporations for U.S. federal income tax purposes, neither we nor any of our partnership or limited liability company subsidiaries, has elected or will elect to be treated as a corporation for federal income tax purposes; and

•	For each taxable year, more than 90% of our gross income has been and will be income of the type that Latham & Watkins LLP has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his common units, or taxable capital gain, after the unitholder’s tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

The discussion below is based on Latham & Watkins LLP’s opinion that we will be classified as a partnership for federal income tax purposes.

Tax Treatment of Income Earned Through Certain Subsidiaries

Latham & Watkins LLP is unable to opine as to the qualifying nature of the income generated by certain portions of our operations. We currently conduct a portion of our business related to these operations in our separate subsidiaries Propco, Aloha and Susser, each of which has elected to be treated, or is otherwise treated, as an association taxable as a corporation for U.S. federal income tax purposes. Each such subsidiary is subject to corporate-level federal income tax on its taxable income at the corporate tax rate, which is currently a maximum of 35%, and will also likely pay state income tax at varying rates, on its taxable income. Any such entity level taxes will reduce the cash available for distribution to our unitholders. Distributions from each such subsidiary will generally be taxed again to unitholders as qualified dividend income to the extent of current and accumulated earnings and profits of such subsidiary. As of January 1, 2016, the maximum federal income tax rate applicable to such qualified dividend income that is allocable to individuals is generally 20%.

An individual unitholder’s share of dividend and interest income from any such subsidiary would constitute portfolio income that could not be offset by the unitholder’s share of our other losses or deductions.

Limited Partner Status

Unitholders of Sunoco LP will be treated as partners of Sunoco LP for federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Sunoco LP for federal income tax purposes.

A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales.”

Income, gains, losses or deductions would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their tax advisors with respect to the tax consequences to them of holding common units in Sunoco LP. The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Sunoco LP for federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections,” we will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

Treatment of Distributions

Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “—Disposition of Common Units.” Any reduction in a unitholder’s share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “—Limitations on Deductibility of Losses.”

A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture and/or substantially appreciated “inventory items,” each as defined in the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, the unitholder will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder’s tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange.

Basis of Common Units

A unitholder’s initial tax basis for his common units will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will generally have a share of our nonrecourse liabilities based on his share of our profits. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Limitations on Deductibility of Losses

The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder, estate, trust, or corporate unitholder (if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations), to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such common unitholder’s tax basis in his common units. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at-risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder’s investments in other publicly traded partnerships, or the unitholder’s salary, active business or other income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

Limitations on Interest Deductions

The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

a)	interest on indebtedness properly allocable to property held for investment;

b)	our interest expense attributed to portfolio income; and

c)	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Entity-Level Collections

If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction

In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our unitholders, other than to holders of our Class C Units, in accordance with their percentage interests in us. At any time that incentive distributions are made gross income will be allocated to the recipients to the extent of these distributions. If we have a net loss, that loss will be allocated to the unitholders, other than to holders of our Class C Units, in accordance with their percentage interests in us in accordance with applicable Treasury Regulations.

Specified items of our income, gain, loss and deduction will be allocated to account for any difference between the tax basis and fair market value of any property contributed to us that exists at the time of such contribution, referred to in this discussion as the “Contributed Property.” The effect of these allocations, referred to as Section 704(c) Allocations, to a unitholder purchasing common units from us in an offering will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of the offering. In the event we issue additional common units or engage in certain other transactions in the future, “reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, will be made to all of our unitholders immediately prior to such issuance or other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts (subject to certain adjustments), if negative capital accounts nevertheless result (subject to certain adjustments), items of our income and gain will be allocated in an amount and manner sufficient to eliminate such negative balance as quickly as possible.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “Book-Tax Disparity,” will generally be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a partner’s share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

a)	his relative contributions to us;

b)	the interests of all the partners in profits and losses;

c)	the interest of all the partners in cash flow; and

d)	the rights of all the partners to distributions of capital upon liquidation.

Latham & Watkins LLP is of the opinion that, with the exception of the issues described in “—Section 754 Election” and “—Disposition of Common Units—Allocations Between Transferors and Transferees,” allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of Short Sales

A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

a)	any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

b)	any cash distributions received by the unitholder as to those units would be fully taxable; and

c)	while not entirely free from doubt, all of these distributions would appear to be ordinary income.

Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Latham & Watkins LLP has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to effect a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “—Disposition of Common Units—Recognition of Gain or Loss.”

Tax Rates

Currently, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

In addition, a 3.8% Medicare tax (NIIT) is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for such taxable year. The U.S. Department of the Treasury and the IRS have issued Treasury Regulations that provide guidance regarding the NIIT. Prospective unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our common units.

Section 754 Election

We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS unless there is a constructive termination of the partnership. Please read “—Disposition of Common Units—Constructive Termination.” The election generally permits us to adjust a common unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election does not apply with respect to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to a unitholder will be considered to have two components: (i) his share of our tax basis in our assets (“common basis”) and (ii) his Section 743(b) adjustment to that basis.

We have adopted the remedial allocation method as to all our properties. Where the remedial allocation method is adopted, the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property that is subject to depreciation under Section 168 of the Internal Revenue Code and whose book basis is in excess of its tax basis to be depreciated over the remaining cost recovery period for the property’s unamortized Book-Tax Disparity. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. Please read “—Uniformity of Units.”

We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as non-amortizable to the extent attributable to property that is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “—Uniformity of Units.” A unitholder’s tax basis for his common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position we take that understates deductions will overstate the common unitholder’s basis in his common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Common Units—Recognition of Gain or Loss.” Latham & Watkins LLP is unable to opine as to whether our method for taking into account Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Internal Revenue Code or if we use an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

A Section 754 election is advantageous if the transferee’s tax basis in his units is higher than the units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally, a built-in loss or a basis reduction is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than twelve months of our income, gain, loss and deduction. Please read “—Disposition of Common Units—Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization

The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our unitholders holding interests in us prior to any such offering. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read “—Uniformity of Units.” Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Common Units—Recognition of Gain or Loss.”

The costs we incur in selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties

The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determinations of basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us that in the aggregate were in excess of cumulative net taxable income for a common unit and, therefore, decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than his original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to “unrealized receivables,” including potential recapture items such as depreciation recapture, or to “inventory items” we own. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized on a sale of units may be subject to the NIIT in certain circumstances. Please read “—Tax Consequences of Unit Ownership—Tax Rates.”

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

a)	a short sale;

b)	an offsetting notional principal contract; or

c)	a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis in proportion to the number of days in each month and will be subsequently apportioned among our unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among our unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

The U.S. Department of Treasury and the IRS have issued Treasury Regulations that permit publicly traded partnerships to use a monthly simplifying convention that is similar to ours, but they do not specifically authorize all aspects of the proration method we have adopted. Accordingly, Latham & Watkins LLP is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee unitholders. If this method is not allowed under the Treasury Regulations, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as unitholders whose interests vary during a taxable year.

A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter through the month of disposition but will not be entitled to receive that cash distribution.

Notification Requirements

A unitholder who sells any of his units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination

We will be considered to have technically terminated our partnership for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our technical termination would, among other things, result in the closing of our taxable year for all unitholders, which would result in us filing two tax returns (and our unitholders could receive two Schedules K-1 if relief was not available, as described below) for one fiscal year and could result in a deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. Our termination currently would not affect our classification as a partnership for federal income tax purposes, but instead we would be treated as a new partnership for federal income tax purposes. If treated as a new partnership, we must make new tax elections, including a new election under Section 754 of the Internal Revenue Code, and could be subject to penalties if we are unable to determine that a termination occurred. The IRS has announced a publicly traded partnership technical termination relief program whereby, if a publicly traded partnership that technically terminated requests publicly traded partnership technical termination relief and such relief is granted by the IRS, among other things, the partnership will only have to provide one Schedule K-1 to unitholders for the year notwithstanding two partnership tax years.

Uniformity of Units

Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. In either case, and as stated above under “—Tax Consequences of Unit Ownership—Section 754 Election,” Latham & Watkins LLP has not rendered an opinion with respect to these methods. Moreover, the IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a foreign person, you should consult your tax advisor before investing in our common units. Employee benefit plans and most other organizations exempt from federal income tax, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, our quarterly distribution to foreign unitholders will be subject to withholding at the highest applicable effective tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

A foreign unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Under a ruling published by the IRS, interpreting the scope of “effectively connected income,” a foreign unitholder would be considered to be engaged in a trade or business in the United States by virtue of the U.S. activities of the partnership, and part or all of that unitholder’s gain would be effectively connected with that unitholder’s indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign common unitholder (other than certain “qualified foreign pension funds” (or an entity all of the interests of which are held by such a qualified foreign pension fund), which generally are entities or arrangements that are established and regulated by foreign law to provide retirement or other pension benefits to employees, do not have a single participant or beneficiary that is entitled to more than 5% of the assets or income of the entity or arrangement and are subject to certain preferential tax treatment under the laws of the applicable foreign country), generally, will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the five-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign unitholders may be subject to federal income tax on gain from the sale or disposition of their units. Recent changes in law may affect certain foreign unitholders. Please read “—Administrative Matters—Additional Withholding Requirements.”

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Latham & Watkins LLP can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Our partnership agreement names Sunoco GP LLC as our Tax Matters Partner.

The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. Generally, we expect to elect to have our general partner and our unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, but there can be no assurance that such election will be effective in all circumstances. If we are unable to have our general partner and our unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own units in us during the tax year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our unitholders might be substantially reduced. These rules are not applicable to us for tax years beginning on or prior to December 31, 2017.

Additionally, pursuant to the Bipartisan Budget Act of 2015, the Internal Revenue Code will no longer require that we designate a Tax Matters Partner. Instead, for tax years beginning after December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership

Representative. We currently anticipate that we will designate our general partner as our Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders. These rules are not applicable to us for tax years beginning on or prior to December 31, 2017.

Additional Withholding Requirements

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Internal Revenue Code) and certain other foreign entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States (“FDAP Income”), or gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends from sources within the United States (“Gross Proceeds”) paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Internal Revenue Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

These rules generally apply to payments of FDAP Income currently and generally will apply to payments of relevant Gross Proceeds made on or after January 1, 2019. Thus, to the extent we have FDAP Income or have Gross Proceeds on or after January 1, 2019 that are not treated as effectively connected with a U.S. trade or business (please read “—Tax-Exempt Organizations and Other Investors”), unitholders who are foreign financial institutions or certain other foreign entities, or persons that hold their units through such foreign entities, may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

Prospective investors should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our common units.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

a)	the name, address and taxpayer identification number of the beneficial owner and the nominee;

b)	whether the beneficial owner is:

1.	a person that is not a U.S. person;

2.	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

3.	a tax-exempt entity;

c)	the amount and description of units held, acquired or transferred for the beneficial owner; and

d)	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $250 per failure, up to a maximum of $3,000,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

a)	for which there is, or was, “substantial authority”; or

b)	as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to “tax shelters,” which we do not believe includes us, or any of our investments, plans or arrangements.

A substantial valuation misstatement exists if (a) the value of any property, or the adjusted basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or adjusted basis, (b) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Internal Revenue Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (c) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer’s gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 200% or more than the correct valuation or certain other thresholds are met, the penalty imposed increases to 40%. We do not anticipate making any valuation misstatements.

In addition, the 20% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions.

Reportable Transactions

If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read “—Information Returns and Audit Procedures.”

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following additional consequences:

a)	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “—Accuracy-Related Penalties”;

b)	for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

c)	in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any “reportable transactions.”

Recent Legislative Developments

The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships, including the elimination of partnership tax treatment for publicly traded partnerships. Any modification to the federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for federal income tax purposes. Please read “—Partnership Status.” We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our common units.

State, Local, Foreign and Other Tax Considerations

In addition to federal income taxes, you will likely be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We currently own property or do business in many states. Several of these states impose a personal income tax on individuals; certain of these states also impose an income tax on corporations and other entities. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Unit Ownership—Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Latham & Watkins LLP has not rendered an opinion on the state tax, local tax, alternative minimum tax or foreign tax consequences of an investment in us.

SELLING UNITHOLDERS

This prospectus covers the offering for resale of up to 24,052,631 common units by the selling unitholders, subject to any appropriate adjustment as a result of any unit subdivision, split, combination or other reclassification of our common units. The selling unitholders acquired the common units on November 15, 2015 pursuant to a common unit purchase agreement and the proceeds from such sale were used to repay outstanding borrowings under our revolving credit facility and for general partnership purposes. On December 3, 2015, we entered into a registration rights agreement with the selling unitholders pursuant to which the selling unitholders have the right to cause us to prepare and file a registration statement to permit the resale of any common units held by the selling unitholders from time to time as permitted by Rule 415 promulgated under the Securities Act. We are registering the common units described in this prospectus pursuant to this registration rights agreement.

No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC, and remains effective at the time such selling unitholders offers or sells such common units. We are required (under certain circumstances) to update this prospectus to reflect material developments in our business, financial position and results of operations.

The following table sets forth information relating to each selling unitholder’s beneficial ownership of our common units as of February 22, 2016 and is based on information provided by the selling unitholders:

	Common Units Owned Prior to Offering			Common Units Owned After Offering
Selling Unitholder	Number of Common Units	Percent(1)	Common Units Being Offered	Number of Common Units	Percent
Oppenheimer Steelpath MLP Select 40 Fund	1,315,790	1.5%	1,315,790	—	—
Oppenheimer Steelpath MLP Income Fund	1,315,789	1.5%	1,315,789	—	—
Goldman Sachs MLP Energy Infrastructure Fund	1,400,441	1.6%	1,400,441	—	—
Goldman Sachs MLP Energy Renaissance Fund	1,613,619	1.8%	1,613,619	—	—
Goldman Sachs MLP Income Opportunities Fund	1,196,466	1.4%	1,196,466	—	—
Kendall Partners, LLC	2,649,123	3.0%	2,649,123	—	—
ZP Energy Fund, L.P.	364,912	0.4%	364,912	—	—
Citibank, N.A.	3,439,182	3.9%	3,439,182	—	—
Citigroup Global Markets Inc.	3,213,450	3.7%	3,213,450	—	—
Advisory Research MLP & Energy Income Fund	458,273	0.5%	458,273	—	—
Advisory Research MLP & Energy Infrastructure Fund	185,087	0.2%	185,087	—	—
Fiduciary/Claymore MLP Opportunity Fund	254,793	0.3%	254,793	—	—
Nuveen All Cap Energy MLP Opportunities Fund	316,441	0.4%	316,441	—	—
Nuveen Energy MLP Total Return Fund	232,362	0.3%	232,362	—	—
Teachers’ Retirement System of Oklahoma	307,429	0.4%	307,429	—	—
Kayne Anderson MLP Investment Company	877,193	1.0%	877,193	—	—
Kayne Anderson Energy Total Return Fund, Inc.	87,719	0.1%	87,719	—	—

Kayne Anderson Midstream/Energy Fund, Inc.	87,719	0.1%	87,719	—	—
Kayne Anderson Energy Development Company	350,877	0.4%	350,877	—	—
KA First Reserve, LLC	877,193	1.0%	877,193	—	—
Nationwide Mutual Insurance Company	350,877	0.4%	350,877	—	—
Massachusetts Mutual Life Insurance Company	175,439	0.2%	175,439	—	—
Kayne Anderson MLP Fund L.P.	175,439	0.2%	175,439	—	—
Kayne Anderson Midstream Institutional Fund, L.P.	175,439	0.2%	175,439	—	—
MTP Energy Master Fund Ltd.	2,631,579	3.0%	2,631,579	—	—

Total	24,052,631	27.5%	24,052,631

(1)	Based on 87,365,706 common units outstanding as of February 22, 2016.

All expenses incurred with the registration of the common units owned by the selling unitholders will be borne by us.

PLAN OF DISTRIBUTION

We are registering the common units on behalf of the selling unitholders. As used in this prospectus, “selling unitholders” include donees and pledgees selling common units received from the named selling unitholders after the date of this prospectus.

Under this prospectus, the selling unitholders intend to offer our securities to the public:

•	through one or more broker-dealers;

•	through underwriters; or

•	directly to investors.

The selling unitholders may price the common units offered from time to time:

•	at market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We will pay the costs and expenses of the registration of the common units offered hereby. We will not pay any underwriting fees, discounts and selling commissions allocable to the selling unitholders’ sale of their common units, which will be paid by the selling unitholders. Broker-dealers may act as agent or may purchase securities as principal and thereafter resell the securities from time to time:

•	in or through one or more transactions (which may involve crosses and block transactions) or distributions;

•	on the New York Stock Exchange;

•	in the over-the-counter market; or

•	in private transactions.

Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom they may act as agents. If any broker-dealer purchases the securities as principal, it may effect resales of the securities from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of securities for whom they may act as agents.

To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in prospectus supplements. In that event, the discounts and commissions we and the selling unitholders will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.

In addition, the selling unitholders have advised us that they may sell common units in compliance with Rule 144, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.

Because the Financial Industry Regulatory Authority, Inc. (“FINRA”) views our common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Rules.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings under this shelf registration and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions which stabilize or maintain the market price of the securities at levels above those which might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distributing the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Latham & Watkins LLP will also render an opinion on the material federal income tax consequences regarding the securities. The selling unitholders’ legal counsel and the underwriters’ own legal counsel will advise them about other issues relating to any offering in which they participate.

EXPERTS

The consolidated financial statements of Sunoco LP and subsidiaries as of December 31, 2015, and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of Sunoco LP as of December 31, 2014, and the related consolidated statements of operations and comprehensive income, partners’ equity and cash flows for the periods from September 1, 2014 through December 31, 2014 and January 1, 2014 through August 31, 2014, and for the year ended December 31, 2013, appearing in Sunoco LP’s Annual Report (Form 10-K) for the year ended December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Mid-Atlantic Convenience Stores, LLC (successor) and subsidiaries and MACS Holdings, LLC (predecessor) and subsidiaries as of December 31, 2013 (successor) and for the period from October 3, 2013 to December 31, 2013 (successor) and the period from January 1, 2013 to October 2, 2013 (predecessor), incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated and combined financial statements of Sunoco, LLC as of December 31, 2014 and 2013 and for the years then ended, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Susser Holdings Corporation as of December 29, 2013 and December 31, 2014, and for the periods from September 1, 2014 through December 31, 2014 and December 30, 2013 through August 31, 2014, and for the years ended December 29, 2013 and December 30, 2012, appearing in Sunoco LP’s Current Report on Form 8-K dated July 15, 2015, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of the Sunoco Retail Businesses as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly, current and other reports with the SEC under the Exchange Act. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public through the SEC’s website at www.sec.gov. You can also obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

Our internet address is www.sunocolp.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference in this prospectus or the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information determined to be furnished and not filed with the SEC), after the date of the initial filing of the registration statement of which this prospectus forms a part and the termination of the registration statement.

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 26, 2016;

(b)	Current Reports on Form 8-K filed on March 23, 2015, July 15, 2015, January 5, 2016, January 27, 2016, March 17, 2016 and March 30, 2016, each to the extent “filed” and not “furnished” pursuant to Section 13(a) of the Exchange Act; and

(c)	The description of our common units contained in our Registration Statement on Form 8-A filed with the SEC on September 17, 2012 and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference the consolidated financial statements of Mid-Atlantic Convenience Stores, LLC (successor) and subsidiaries and MACS Holdings, LLC (predecessor) and subsidiaries as of December 31, 2013 (successor) and for the period from October 3, 2013 to December 31, 2013 (successor) and the period from January 1, 2013 to October 2, 2013 (predecessor), which are included in Exhibit 99.2 to our Current Report on Form 8-K/A filed with the SEC on October 21, 2014 (except that we do not incorporate by reference the Independent Auditor’s Report on page 3 of Exhibit 99.2 for the consolidated financial statements of MACS Holdings, LLC (predecessor) and subsidiaries as of December 31, 2012 (predecessor) and for each of the two years in the period ended December 31, 2012 (predecessor)).

Any statement contained herein, or in any documents incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at:

Sunoco LP

Attn: Investor Relations

555 East Airtex Drive

Houston, Texas 77073

Telephone: (832) 234-3600

IR@SunocoLP.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby (all such expenses will be borne by Sunoco LP). With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee		$76,224
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving expenses		*

Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15	Indemnification of Officers and Members of Our Board of Directors.

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

•	any person who is or was serving at the request of our general partner, any departing general partner or any of their affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

•	any person who controls our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. We also have indemnification agreements with our executive officers and directors. Pursuant to such indemnification agreements, we have agreed to indemnify our executive officers and directors against certain liabilities. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement. Subject to any terms, conditions or restrictions set forth in our partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

ITEM 16	Exhibits and Financial Statement Schedules.

(1)	See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

(2)	Financial Statement Schedules.

Not applicable.

ITEM 17	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to the information in this registration statement;

provided, however, that paragraphs (l)(a), (l)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each of the post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against any liability (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Delaware, Commonwealth of Pennsylvania, on March 30, 2016.

SUNOCO LP

By: Sunoco GP LLC, its general partner

By:	/s/ Robert W. Owens
Name: Robert W. Owens
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert W. Owens and Leta McKinley, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, which are with Sunoco GP LLC, the general partner of Sunoco LP, on the dates indicated:

Signature	Title	Date

/s/ Robert W. Owens	Director, President and Chief Executive Officer	March 30, 2016
Robert W. Owens	(Principal Executive Officer and officer reporting functions similar to Principal Financial Officer)

/s/ Leta McKinley	Vice President and Controller	March 30, 2016
Leta McKinley	(Principal Accounting Officer)

/s/ Matthew S. Ramsey	Chairman of the Board	March 30, 2016
Matthew S. Ramsey

/s/ James W. Bryant	Director	March 30, 2016
James W. Bryant

/s/ Christopher P. Curia	Director	March 30, 2016
Christopher P. Curia

/s/ W. Brett Smith	Director	March 30, 2016
W. Brett Smith

/s/ K. Rick Turner	Director	March 30, 2016
K. Rick Turner

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Limited Partnership of Susser Petroleum Partners LP, dated June 11, 2012 (incorporated by reference to Sunoco LP’s Registration Statement on Form S-1 (File Number 333-182276), as amended, originally filed on June 22, 2012)

3.2	Certificate of Amendment to the Certificate of Limited Partnership of Susser Petroleum Partners LP, dated October 27, 2014 (incorporated by reference to Sunoco LP’s Registration Statement on Form S-1 (File Number 333-182276), as amended, originally filed on June 22, 2012)

3.3	First Amended and Restated Agreement of Limited Partnership of Susser Petroleum Partners LP, dated September 25, 2012 (incorporated by reference to Sunoco LP’s Current Report on Form 8-K (File Number 001-356531) filed on September 25, 2012)

3.4	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Susser Petroleum Partners LP, dated October 27, 2014 (incorporated by reference to Sunoco LP’s Registration Statement on Form S-1 (File Number 333-182276), as amended, originally filed on June 22, 2012)

3.5	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated July 31, 2015 (incorporated by reference to Sunoco LP’s Current Report on Form 8-K (File Number 001-35653) filed on August 6, 2015)

3.5	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated January 1, 2016 (incorporated by reference to Sunoco LP’s Annual Report on Form 10-K (File Number 001-35653) filed on February 26, 2016)

4.1	Registration Rights Agreement, dated as of December 3, 2015, by and among Sunoco LP and the purchasers named on Schedule A thereto (incorporated by reference to Sunoco LP’s Current Report on Form 8-K (File Number 001-35653) filed on December 8, 2015)

5.1*	Opinion of Latham & Watkins LLP as to the legality of the securities being registered

8.1*	Opinion of Latham & Watkins LLP as to tax matters

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.3*	Consent of Grant Thornton LLP, independent certified public accountants

23.4*	Consent of Grant Thornton LLP, independent certified public accountants

23.5*	Consent of Ernst & Young LLP, independent auditors

23.6*	Consent of Grant Thornton LLP, independent certified public accountants

23.7*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.8*	Consent of Latham & Watkins LLP (included in Exhibit 8.1)

24.1*	Power of Attorney (included on signature page)

*	Filed herewith.